Exhibit 99.1

CONTACT:
Investor Relations
DealerTrack
(888) 450-0478
investorrelations@dealertrack.com

Stephanie Lowenthal
RF|Binder Partners
(212) 994-7619
stephanie.lowenthal@rfbinder.com
DEALERTRACK HOLDINGS REPORTS FOURTH QUARTER AND 2007 FINANCIAL RESULTS
Provides Guidance for 2008
Lake Success, NY, February 19, 2008 – DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the fourth quarter and year ended December 31, 2007.
GAAP Results for Fourth Quarter 2007
▪	Revenue for the quarter was $60.7 million, a 33 percent increase from $45.7 million for the fourth quarter of 2006.

▪	GAAP net income for the quarter was $4.1 million, a decrease from $5.7 million for the fourth quarter of 2006. Included in GAAP net income for the fourth quarter of 2006 was other income of $1.4 million, or $0.03 per diluted share, resulting from a purchase price adjustment of a prior year’s acquisition.

▪	GAAP diluted net income per share for the quarter was $0.10, compared to $0.14 per share for the fourth quarter of 2006.
Non-GAAP Results for Fourth Quarter 2007
▪	EBITDA for the quarter was $15.0 million up from $14.5 million for the fourth quarter of 2006. Included in EBITDA for the fourth quarter of 2006 was other income of $1.4 million, as mentioned above.

▪	Cash net income for the quarter was $10.9 million, a 17 percent increase from $9.3 million for the fourth quarter of 2006. Included in cash net income for the fourth quarter of 2006 was other income of $1.4 million, as mentioned above.

▪	Diluted cash net income per share for the quarter was $0.25, up from $0.23 per share for the fourth quarter of 2006.
GAAP Results for Year Ended December 31, 2007
▪	Revenue for the year was $233.8 million, a 35 percent increase from $173.3 million for 2006.

▪	GAAP net income for the year was $19.8 million, compared to $19.3 million for 2006. As mentioned above, included in GAAP net income for 2006 was other income of $1.4 million, or $0.04 per diluted share.

▪	GAAP diluted net income per share for the year was $0.48, a decrease from $0.51 per share for 2006.

Non-GAAP Results for Year Ended December 31, 2007
▪	EBITDA for the year was $66.0 million, a 37 percent increase from $48.0 million for 2006. Included in EBITDA for 2006 was other income of $1.4 million, as mentioned above.

▪	Cash net income for the year was $44.2 million, a 35 percent increase from $32.7 million for 2006. Included in cash net income for 2006 was other income of $1.4 million, as mentioned above.

▪	Diluted cash net income per share for the year was $1.07, a 23 percent increase from $0.87 per share for 2006.
EBITDA is a non-GAAP financial measure that represents GAAP earnings excluding interest, taxes, depreciation and amortization expenses. Cash net income is a non-GAAP financial measure that represents GAAP net income before non-cash stock-based compensation expense (net of taxes), amortization of acquired identifiable intangibles (net of taxes), and for 2006 the reversal of a benefit related to a tax valuation allowance. See “Non-GAAP Financial Measures” below for a further discussion of EBITDA and cash net income, and refer to Attachment 5 of this press release for reconciliations of GAAP financial measures to non-GAAP financial measures.
“Despite a challenging macroeconomic environment in the latter part of the year, our 2007 results were very strong,” said Mark O’Neil, chairman and chief executive officer of DealerTrack. “We achieved significant revenue, EBITDA and cash net income growth for the year due to great execution and innovation within both our subscription and transaction businesses. Our accomplishments included expansion into the DMS and accessories markets, the signing of significant customer relationships such as the Asbury Automotive Group and the introduction or enhancement of several exciting products such as the DealerTrack Leads Network, Dealwatch and InventoryPro.”
Business Statistics
There were 22,043 active dealers in the DealerTrack network as of December 31, 2007. The number of active financing sources in the DealerTrack network as of December 31, 2007 reached 465, up 52 percent from 305 a year earlier. Transactions processed in the network for the fourth quarter were approximately 20.8 million, a 7 percent increase from approximately 19.5 million for the fourth quarter of 2006. Transactions processed in the network for 2007 were approximately 90.9 million, a 27 percent increase from approximately 71.5 million for 2006. The number of revenue-generating subscriptions in the network as of December 31, 2007 was 28,966, a 34 percent increase from 21,613 as of the end of 2006.
DealerTrack also provided guidance for its expected 2008 financial performance.
Guidance for 2008 annual performance
Expected GAAP Results
▪	Revenue for the year is expected to be between $270 million and $276 million.

▪	GAAP net income for the year is expected to be between $24.8 million and $26.2 million.

▪	Diluted GAAP net income per share for the year is expected to be between $0.56 and $0.60.
Expected Non-GAAP Results
▪	EBITDA for the year is expected to be between $71.2 million and $73.5 million.

▪	Cash net income for the year is expected to be between $50.4 million and $51.8 million.

▪	Diluted cash net income per share for the year is expected to be between $1.14 and $1.18.
DealerTrack’s estimate of weighted average diluted shares outstanding for 2008 is 44.0 million shares. Refer to Attachment 5 of this press release for a reconciliation of expected GAAP financial measures to expected non-GAAP financial measures.
O’Neil commented “We are pleased to be able to provide guidance that shows our ability to grow revenue in a range of 15.0% — 18% despite a challenging economic environment. Our expected profitability is strong, particularly when you consider that included in our guidance is the cost of approximately $7.0 million or $0.10 per diluted share in the year in relation to our outstanding patent litigation. We believe this expenditure is needed to defend our intellectual property. We anticipate that based on our scheduled trial date in July 2008 that this will be the final year that this level of expenditure will be necessary. Additionally, and as mentioned on prior calls, we continue to make significant investments in on-going growth initiatives such as our Arkona dealer management system, InventoryPro, the Aftermarket Network, the Accessories Network and the Independent dealer initiative.”
O’Neil continued, “Our fundamental growth strategy remains consistent for 2008. We will look to expand the number and nature of participants on the network, to continue to cross-sell our products to existing customers, to expand our product offerings and to complete targeted strategic acquisitions. All of these priorities can contribute to greater efficiency in the dealership, thus enhancing dealer profitability while strengthening the DealerTrack network.”
DealerTrack will host a conference call to discuss its 2007 results, 2008 guidance and other matters on February 19, 2008 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at http://ir.dealertrack.com/eventdetail.cfm?eventid=49570. In addition, a live audio of the call will be accessible to the public by calling 877-681-3373 (domestic) or 719-325-4897 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the DealerTrack website until March 4, 2008.

Non-GAAP Financial Measures
In this release, the Company’s EBITDA and cash net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income. EBITDA represents GAAP earnings excluding interest, taxes, depreciation and amortization expenses. Cash net income represents net income excluding stock-based compensation expense (net of taxes), amortization of acquired intangibles (net of taxes), and for 2006 the reversal of a benefit related to a tax valuation allowance. EBITDA and cash net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Management believes the EBITDA and cash net income information is useful to investors for these reasons. EBITDA and cash net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for EBITDA and cash net income is GAAP net income and has provided a reconciliation of EBITDA to GAAP net income, and cash net income to GAAP net income, in Attachment 5 to this press release.
About DealerTrack (www.dealertrack.com)
DealerTrack Holdings, Inc. (Nasdaq: TRAK) is a leading provider of on-demand software and data solutions for the U.S. automotive industry. Our solutions enable dealers to receive consumer leads, submit credit applications, compare financing and leasing options, sell insurance, vehicle accessories and other aftermarket products, document compliance, and execute financing contracts electronically. In addition, the DealerTrack Arkona dealer management system (DMS) is used by dealerships nationwide. Over 22,000 dealers, 500 financing sources and many other service and information providers are active in the DealerTrack network. For more information visit www.dealertrack.com.
Safe Harbor for Forward-Looking and Cautionary Statements
Statements in this press release regarding DealerTrack’s expected 2008 performance, the development, expansion and benefits of DealerTrack’s network, products and services, DealerTrack’s growth expectations, the status and expected cost of outstanding litigation, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.
Factors that might cause such a difference include: increased competitive pressure from other industry participants, the inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; DealerTrack’s success in expanding its customer base and product and service offerings; the impact of the automotive retail and indirect automotive financing industries on DealerTrack’s business; the impact of some vendors of software products for automotive dealers making it more difficult for our customers to use our products and services; the timing, cost and extent of litigation, the impact of general economic trends, including interest rates, as well as the trends in the automotive industry, and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (SEC), including its 2007 Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Attachment (1) Actual Results: Three-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,
	2007	2006
Net revenue	$60,742	$45,659

Cost of revenue	26,495	19,307
Product development	2,386	2,372
Selling, general and administrative	27,716	17,580

Total operating costs and expenses	56,597	39,259

Income from operations	4,145	6,400

Interest income, net	1,742	1,546
Other income	2	1,373

Income before provision for income taxes	5,889	9,319
Provision for income taxes	(1,758)	(3,640)

Net income	$4,131	$5,679

Basic net income per share	$0.10	$0.15
Diluted net income per share	$0.10	$0.14
Weighted average shares outstanding	40,956,826	38,027,280
Weighted average shares outstanding assuming dilution	42,845,842	39,683,653

EBITDA (Non-GAAP) (a)	$14,982	$14,531
EBITDA margin (Non-GAAP) (b)	25%	32%
Cash net income (Non-GAAP) (a)	$10,852	$9,270
Diluted cash net income per share (Non-GAAP)	$0.25	$0.23

(a)	See Reconciliation Data in Attachment 5.

(b)	Represents EBITDA as a percentage of net revenue.

Attachment (2) Actual Results: Twelve-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Twelve Months Ended
	December 31,
	2007	2006
Net revenue(1)	$233,845	$173,272

Cost of revenue (2)	99,631	70,843
Product development	9,808	9,153
Selling, general and administrative	96,875	72,537

Total operating costs and expenses	206,314	152,533

Income from operations	27,531	20,739

Interest income, net	5,251	4,021
Other income	4	1,373

Income before provision for income taxes	32,786	26,133
Provision for income taxes (a)	(13,034)	(6,797)

Net income	$19,752	$19,336

Basic net income per share	$0.50	$0.54
Diluted net income per share	$0.48	$0.51
Weighted average shares outstanding	39,351,138	36,064,796
Weighted average shares outstanding assuming dilution	41,198,773	37,567,488

(1) Related party revenue	$2,425	$33,380
(2) Related party cost of revenue	$38	$1,840
EBITDA (Non-GAAP) (b)	$66,014	$48,027
EBITDA margin (Non-GAAP) (c)	28%	28%
Cash net income (Non-GAAP) (b)	$44,170	$32,688
Diluted cash net income per share (Non-GAAP)	$1.07	$0.87

(a)	Included in the provision for income taxes for the twelve months ended December 31, 2006 is $206,000 of tax expense that relate to prior periods and the reversal of a tax valuation allowance of $3.7 million both of which relate to our Canadian subsidiary.

(b)	See Reconciliation Data in Attachment 5.

(c)	Represents EBITDA as a percentage of net revenue.

Attachment (3) Condensed Consolidated Balance Sheet
DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,
	2007	2006
ASSETS

Cash, cash equivalents and short-term investments	$220,144	$171,195

Accounts receivable, net	26,957	19,958

Prepaid expenses and other current assets	11,132	7,177

Total current assets	258,233	198,330

Property and equipment, net	12,792	6,157

Software and web site development costs, net	10,771	10,048

Intangible assets, net	69,528	37,918

Goodwill	117,702	52,499

Deferred taxes and other long-term assets	13,900	16,561

Total assets	$482,926	$321,513

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$28,676	$23,907

Deferred revenue	4,016	3,166

Due to acquirees and other current liabilities	2,731	2,440

Total current liabilities	35,423	29,513

Long-term liabilities	9,141	7,663

Total liabilities	44,564	37,176

Total stockholders’ equity	438,362	284,337

Total liabilities and stockholders’ equity	$482,926	$321,513

Attachment (4) Summary Cash Flow Information
DEALERTRACK HOLDINGS, INC.
Summary Cash Flow Information
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2007	2006
Net cash provided by operating activities	$56,926	$45,489

Net cash used in investing activities (a)	$(168,725)	$(168,390)

Net cash provided by financing activities	$114,216	$66,740

(a)	For the twelve months ended December 31, 2007, net cash used in investing activities includes $45.5 million in net sales of auction rate securities that are invested in tax-exempt and tax-advantaged securities. For the twelve months ended December 31, 2006, net cash used in investing activities included $124.1 million in net purchases of auction rate securities that were invested in tax-exempt and tax-advantaged securities.

Attachment (5) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2007	2006
GAAP net income (a)	$4,131	$5,679

Interest income	(1,866)	(1,608)

Interest expense	124	62

Provision for income taxes	1,758	3,640

Depreciation and amortization	2,871	2,399

Amortization of acquired identifiable intangibles	7,964	4,359

EBITDA (Non-GAAP)	$14,982	$14,531

(a)	GAAP net income for the three months ended December 31, 2006, includes $1.4 million in other income resulting from a purchase price adjustment of a prior year’s acquisition.
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2007	2006
GAAP net income (a)	$4,131	$5,679

Non-cash stock-based compensation charges, net of taxes	1,871	932

Amortization of acquired identifiable intangibles, net of taxes	4,850	2,659

Cash net income (Non-GAAP)	$10,852	$9,270

(a)	GAAP net income for the three months ended December 31, 2006, includes $1.4 million in other income resulting from a purchase price adjustment of a prior year’s acquisition.

Attachment (5) Reconciliation Data — (continued)
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP EBITDA
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2007	2006
GAAP net income (a)	$19,752	$19,336

Interest income	(5,606)	(4,289)

Interest expense	355	268

Provision for income taxes	13,034	6,797

Depreciation and amortization	10,262	8,629

Amortization of acquired identifiable intangibles	28,217	17,286

EBITDA (Non-GAAP) (b)	$66,014	$48,027

(a)	GAAP net income for the twelve months ended December 31, 2006, includes $1.4 million in other income resulting from a purchase price adjustment of a prior year’s acquisition.

(b)	EBITDA for 2006 includes charges of $5.0 million in non-cash stock-based compensation expense and $0.8 million in cash compensation expense related to the departure of an executive officer in the third quarter of 2006.
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2007	2006
GAAP net income (a)	$19,752	$19,336

Non-cash stock-based compensation charges, net of taxes	6,992	6,512

Amortization of acquired identifiable intangibles, net of taxes	17,426	10,544

Benefit related to reversal of tax valuation allowance (b)	—	(3,704)

Cash net income (Non-GAAP) (c)	$44,170	$32,688

(a)	GAAP net income for the twelve months ended December 31, 2006, includes $1.4 million in other income resulting from a purchase price adjustment of a prior year’s acquisition.

(b)	Reversal of tax valuation allowance in 2006 relates to DealerTrack’s Canadian subsidiary, DealerAccess Canada, Inc.

(c)	Cash net income for 2006 includes a charge of $0.8 million in cash compensation expense related to the departure of an executive officer during the third quarter of 2006.

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-Looking GAAP Net Income
to Forward-looking Non-GAAP EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2008
	Expected Range
GAAP net income	$24.8	$26.2

Interest income	(9.8)	(9.8)

Interest expense	0.1	0.1

Provision for income taxes	15.2	16.1

Depreciation and amortization	15.4	15.4

Amortization of acquired identifiable intangibles	25.5	25.5

EBITDA (Non-GAAP)	$71.2	$73.5

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income to
Forward-looking Non-GAAP Cash Net Income
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2008
	Expected Range
GAAP net income	$24.8	$26.2

Non-cash stock-based compensation charges, net of taxes	10.0	10.0

Amortization of acquired identifiable intangibles, net of taxes	15.6	15.6

Cash net income (Non-GAAP)	$50.4	$51.8

Attachment (6) Summary of Business Statistics (Unaudited)
DEALERTRACK HOLDINGS, INC.

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2007	2007	2007	2007	2006
Active dealers (a)	22,043	22,551	22,630	22,642	22,147

Active financing sources (b)	465	427	380	344	305

Transactions processed (c) (in thousands)	20,836	23,810	23,498	22,725	19,521

Product subscriptions (d)	28,966	27,469	25,621	23,267	21,613

(a)	We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the DealerTrack network during the most recently ended calendar month.

(b)	We consider a financing source to be active in our network as of a date if it is accepting credit application data electronically from dealers in the DealerTrack network.

(c)	Represents revenue-generating transactions processed in the DealerTrack, DealerTrack Digital Services and DealerTrack Canada networks at the end of a given period.

(d)	Represents revenue-generating subscriptions in the DealerTrack and DealerTrack Canada networks at the end of a given period.

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2007	2007	2007	2007	2006
Transaction revenue (in thousands)	$35,330	$39,096	$38,596	$34,290	$29,077

Subscription revenue (in thousands)	$21,470	$20,378	$17,444	$15,769	$14,852

Other revenue (in thousands)	$3,942	$3,397	$2,467	$1,666	$1,730

Average transaction price (a)	$1.70	$1.64	$1.64	$1.51	$1.49

Average subscription price (b)	$253	$256	$238	$234	$238

(a)	Calculation includes revenue from ALG transactions that were not processed within the DealerTrack, DealerTrack Digital Services or DealerTrack Canada networks.

(b)	Calculation includes revenue for Chrome and ALG subscriptions that were outside of the DealerTrack and DealerTrack Canada networks.